UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Acquisition of Indigo Natural Resources LLC

On June 1, 2021, Southwestern Energy Company (“Southwestern”) entered into an Agreement and Plan of Merger with Ikon Acquisition Company, LLC (“Ikon”), Indigo Natural Resources LLC (“Indigo”) and Ibis Unitholder Representative (the “Indigo Merger Agreement”). Pursuant to the terms of the Indigo Merger Agreement, Indigo will merge with and into Ikon, a subsidiary of Southwestern, with Indigo surviving the merger (the “Indigo Merger”). The outstanding equity interests in Indigo will be cancelled and converted into the right to receive (i) $400 million in cash consideration, and (ii) 339,270,568 shares of Southwestern common stock, in each case, subject to adjustment as provided in the Indigo Merger Agreement. Additionally, Southwestern will assume $700 million in aggregate principal amount of 5.375% Senior Notes due 2029 of Indigo (the “Indigo Notes”).

Acquisition of Montage Resources LLC

On November 13, 2020, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2020, by and between Southwestern and Montage Resources Corporation (“Montage”), Southwestern completed its previously announced acquisition of Montage, by means of a merger of Montage with and into Southwestern, with Southwestern continuing as the surviving corporation (the “ Montage Merger” and, together with the Indigo Merger, the “Mergers”).

In exchange for each share of Montage common stock, Montage shareholders received 1.8656 shares of Southwestern common stock, plus cash in lieu of any fractional share of Southwestern common stock that otherwise would have been issued, based on an average price of $3.05 per share of Southwestern common stock on the NYSE on November 13, 2020. Approximately 69.7 million total shares were issued to Montage shareholders and its management team as consideration for the Montage Merger.

Additionally, in August 2020, Southwestern completed an underwritten public offering of 63.25 million shares of common stock with an offering price to the public of $2.50 per share, with net proceeds from the offering totaling $152 million after deducting underwriting discounts and offering expenses (the “Equity Offering”). Also in August 2020, Southwestern completed an underwritten public offering of $350 million aggregate principal amount of 8.375% senior notes due 2028 (the “Debt Offering”). The net proceeds from the Debt Offering, after deducting the underwriting discount and offering expenses, were approximately $345 million. Southwestern used the net proceeds from the Debt Offering, together with the net proceeds received from the Equity Offering and borrowings under Southwestern’s credit facility, to fund the redemption of $510 million aggregate principal amount of Montage’s outstanding 8.875% Senior Notes due 2023 (the “Montage Notes”) and to pay off of the outstanding Montage credit facility balance and all related accrued interest in connection with the closing of the Montage Merger.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Southwestern and Indigo and from the historical financial activity of Montage through November 13, 2020, the closing date of the Montage Merger, and have been adjusted to reflect 1) the Equity Offering and the Debt Offering and the use of the proceeds therefrom as described above and 2) the Indigo Merger, as described above.

The proposed Indigo Merger will be accounted for using the acquisition method of accounting with Southwestern identified as the acquirer. Under the acquisition method of accounting, Southwestern will record assets acquired and liabilities assumed at their respective acquisition date fair values at the effective time of the Indigo Merger.

Certain historical amounts of Montage and Indigo have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Indigo Merger as if the transaction had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give effect to the Mergers, the Equity Offering and the Debt Offering as if each transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements reflect the following Merger-related pro forma adjustments, based on available information and certain assumptions that Southwestern believes are reasonable:

•the Mergers, accounted for using the acquisition method of accounting, with Southwestern identified as the acquirer, and, in the case of Montage, the issuance of shares of Southwestern common stock in exchange for each share of Montage, and, in the case of Indigo, the issuance of shares of Southwestern common stock and $400 million in cash for all of the company units of Indigo as merger consideration;
•adjustments to conform Montage’s and Indigo’s historical accounting policies related to oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting used by Southwestern;
•the Equity Offering and the Debt Offering and the redemption of the Montage Notes as well as repayment in full and termination of Montage’s revolving credit facility and all related accrued interest, each of which occurred in connection with the Montage Merger;
•Southwestern’s related $400 million borrowing on its credit facility to fund the cash portion of the acquisition consideration and the planned assumption of the Indigo Notes as well as repayment in full and termination of Indigo’s revolving credit facility, each of which is expected to occur in connection with the consummation of the Indigo Merger or soon thereafter;
•adjustments to conform the classification of certain assets and liabilities in Indigo’s historical balance sheet to Southwestern’s classification for similar assets and liabilities;
•adjustments to conform the classification of revenues and expenses in Indigo’s and Montage’s historical statements of operations to Southwestern’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Mergers, the Equity Offering and the Debt Offering along with the use of proceeds therefrom. These adjustments are directly attributable to the Mergers, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Southwestern following the Mergers.

The assets acquired and liabilities assumed from Montage were recorded at their preliminary estimated fair values at the date of the Montage Merger. Although the purchase price allocation for Montage is substantially complete as of the date of this filing, there may be further adjustments to Montage’s natural gas and oil properties as the studies necessary to determine the fair value are finalized. These amounts will be finalized no later than one year from the acquisition date. There have been no material changes to the allocation presented in Southwestern’s Form 10-Q for the six months ended June 30, 2021.

The acquisition method of accounting as it relates to the Indigo Merger is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. As of the date of this current report, Southwestern has performed a preliminary valuation analysis of the fair value of Indigo’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Indigo to reflect preliminary estimates of the fair value necessary to prepare the unaudited pro forma condensed combined financial statements. A final determination of the fair value of Indigo’s assets and liabilities, including potential intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Indigo that exist as of the closing date of the Indigo Merger and, therefore, cannot be made prior to the completion of the Indigo

Merger. In addition, the value of the consideration to be paid by Southwestern upon the consummation of the Indigo Merger will be determined based on the closing price of Southwestern common stock on the closing date of the Indigo Merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Southwestern estimated the fair value of Indigo’s assets and liabilities based on discussions with Indigo’s management, preliminary valuation studies, due diligence, and information presented in Indigo’s historical financial statements. Until the Indigo Merger is completed, both companies are limited in their ability to share certain information. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
The unaudited pro forma condensed combined financial information is not intended to represent what Southwestern’s financial position or results of operations would have been had the Mergers actually been consummated on the assumed dates nor does it purport to project the future operating results or financial position of the combined company following the Indigo Merger. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Indigo Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations do not include projected synergies expected to be achieved as a result of the Mergers and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of transaction costs associated with the Indigo Merger, costs associated with any restructuring, integration activities, and asset dispositions that may result from the Mergers. Further, the unaudited pro forma condensed combined financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Mergers.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Southwestern’s Annual Report on Form 10-K for the year ended December 31, 2020, Southwestern’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, and Indigo’s historical financial statements and accompanying notes as of and for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed with the Commission on July 2, 2021) and as of and for the six months ended June 30, 2021 included as an exhibit to the accompanying Current Report on Form 8-K, and Montage’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 (incorporated by reference in this Current Report on Form 8-K under Exhibit 99.5).

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in millions)

	Southwestern Historical	Indigo Historical	Reclassification Adjustments (Note 3)		Acquisition Adjustment (Note 3)		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$2	$76	$—		$(35)	(m)	$43
Accounts receivable, net	408	139	—		—		547
Derivative assets	132	—	—		—		132
Other current assets	51	2	—		—		53
Total Current Assets	593	217	—		(35)		775
Natural gas and oil properties	27,796	3,226	—		62	(c)	31,084
Other property, plant and equipment	496	15	—		(12)	(c)	499
Less: Accumulated depreciation, depletion and amortization	(23,846)	(1,256)	—		1,256	(c)	(23,846)
Total property, plant and equipment, net	4,446	1,985	—		1,306		7,737
Operating lease assets	147	—	—		—		147
Other long-term assets	208	6	—		(3)	(d)	211
Total Long-Term Assets	355	6	—		(3)		358
TOTAL ASSETS	$5,394	$2,208	$—		$1,268		$8,870
Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$207	$—	$—		$—		$207
Accounts payable	653	132	69	(a)	—		854
Taxes payable	62	—	6	(a)	—		68
Interest payable	57	16	—		—		73
Derivative liabilities	901	193	—		—		1,094
Current operating lease liabilities	41	—	—		—		41
Accrued capital expenditures	—	72	(72)	(a)	—		—
Other current liabilities	23	87	(3)	(a)	—		107
Total Current Liabilities	1,944	500	—		—		2,444
Long-term debt	2,814	724			408	(c)(f)(m)	3,946
Long-term operating lease liabilities	104	—	—		—		104
Asset retirement obligation	—	13	(13)	(a)	—		—
Long-term derivative liabilities	355	64	—		—		419
Pension and other postretirement liabilities	33	—	—		—		33
Other long-term liabilities	162	10	13	(a)	—		185
Total Long-Term Liabilities	3,468	811	—		408		4,687
Equity:
Members’ common equity	—	897	—		(897)	(g)	—
Common stock	7	—	—		3	(h)	10
Additional paid-in capital	5,104	—	—		1,754	(h)	6,858
Retained earnings (accumulated deficit)	(4,892)	—	—		—		(4,892)
Accumulated other comprehensive loss	(35)	—	—		—		(35)
Common stock in treasury	(202)	—	—		—		(202)
Total Equity	(18)	897	—		860		1,739
TOTAL LIABILITIES AND EQUITY	$5,394	$2,208	$—		$1,268		$8,870
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in millions, except share/per share amounts)

	Southwestern Historical	Indigo Historical	Reclassification and Conforming Adjustments (Note 3)		Acquisition Adjustment (Note 3)		Pro Forma Combined
Operating Revenues:
Gas sales	$897	$—	$458	(a)	$—		$1,355
Oil sales	187	—	3	(a)	—		190
NGL sales	352	—	8	(a)	—		360
Natural gas, oil and natural gas liquids sales	—	469	(469)	(a)	—		—
Marketing	684	—	70	(a)	—		754
Other	2	(229)	235	(a)	—		8
Total Revenues	2,122	240	305		—		2,667
Operating Costs and Expenses:
Marketing purchases	689	—	70	(a)	—		759
Operating expenses	509	112	48	(a)	—		669
Gathering and transportation expense	—	118	(118)	(a)	—		—
General and administrative expenses	72	28	—		—		100
Montage merger-related expenses	4	—	—		—		4
(Gain) loss on sale of operating assets	—	623	(623)	(a)	—		—
Restructuring charges	7	—	—		—		7
Depreciation, depletion and amortization	196	223	—		(59)	(i)	360
Impairments	—	26	—		—		26
Exploration	—	—	—		—		—
Severance taxes	—	6	(6)	(a)	—		—
Taxes, other than income taxes	51	—	6	(a)	—		57
Total Operating Costs and Expenses	1,528	1,136	(623)		(59)		1,982
Operating Income (Loss)	594	(896)	928		59		685
Interest Expense:
Interest on debt	98	19	3	(a)	(1)	(l)	119
Other interest charges	6	—	2	(a)	—		8
Interest capitalized	(43)	—	(5)	(a)	(13)	(e)	(61)
Net Interest Expense	61	19	—		(14)		66

Loss on Derivatives	(1,062)	—	(305)	(a)	—		(1,367)
Loss on Early Extinguishment of Debt	—	(34)	—		—		(34)
Loss from Equity Method Investment	—	(8)	—		—		(8)
Other Income, Net	—	1	—		—		1
Income (Loss) Before Income Taxes	(529)	(956)	623		73		(789)
Provision for Income Taxes:
Current	—	—	—		—		—
Deferred	—	—	—		—		—
Total Provision for Income Taxes	—	—	—		—		—
Net Income (Loss)	$(529)	$(956)	$623		$73		$(789)

Earnings Per Common Share:
Basic	$(0.78)						$(0.78)
Diluted	$(0.78)						$(0.78)

Weighted Average Common Shares Outstanding:
Basic	676,057,534				339,270,568	(h)	1,015,328,102
Diluted	676,057,534				339,270,568	(h)	1,015,328,102

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in millions, except share/per share amounts)

	Southwestern Historical	Montage Historical Through November 12, 2020	Indigo Historical	Montage Reclassification and Conforming Adjustments (Note 3)		Indigo Reclassification and Conforming Adjustments (Note 3)		Montage-Related Issuance of Debt and Equity and Related Use of Proceeds (Note 3)		Montage Acquisition Adjustment (Note 3)		Indigo Acquisition Adjustment (Note 3)		Pro Forma Combined
Operating Revenues:
Gas sales	$967	$—	$—	$250	(a)	$698	(a)	$—		$—		$—		$1,915
Oil sales	154	—	—	60	(a)	6	(a)	—		—		—		220
NGL sales	265	—	—	55	(a)	14	(a)	—		—		—		334
Natural gas, oil and natural gas liquids sales	—	365	718	(365)	(a)	(718)	(a)	—		—		—		—
Marketing	917	28	—	—		43	(a)	—		—		—		988
Other	5	—	49	—		(45)	(a)	—		—		—		9
Total Revenues	2,308	393	767	—		(2)		—		—		—		3,466
Operating Costs and Expenses:
Marketing purchases	946	28	—	—		42	(a)	—		—		—		1,016
Operating expenses	813	37	147	183	(a)	169	(a)	—		—		—		1,349
Gathering and transportation expense	—	183	211	(183)	(a)	(211)	(a)	—		—		—		—
General and administrative expenses	121	38	51	—		—		—		—		—		210
Montage merger-related expenses	41	—	—	—		—		—		—		—		41
Gain on sale of operating assets	—	(1)	—	—		—		—		—		—		(1)
Restructuring charges	16	—	—	—		—		—		—		—		16
Depreciation, depletion and amortization	357	165	485	—		—		—		(53)	(i)	(40)	(i)	914
Impairments	2,830	—	5	—		—		—		—		—		2,835
Exploration	—	38	1	(38)	(a)	(1)	(a)	—		—		—		—
Severance taxes	—	12	15	(12)	(a)	(15)	(a)	—		—		—		—
Taxes, other than income taxes	55	—	—	12	(a)	15	(a)	—		—		—		82
Total Operating Costs and Expenses	5,179	500	915	(38)		(1)		—		(53)		(40)		6,462
Operating Loss	(2,871)	(107)	(148)	38		(1)		—		53		40		(2,996)
Interest Expense:
Interest on debt	171	51	35	(4)	(a)	16	(a)	(25)	(b)	—		(3)	(l)	241
Other interest charges	11	—	—	4	(a)	4	(a)	—		—		—		19
Interest capitalized	(88)	—	—	—		(20)	(a)	—		2	(e)	(16)	(e)	(122)
Net Interest Expense	94	51	35	—		—		(25)		2		(19)		138

	Southwestern Historical	Montage Historical Through November 12, 2020	Indigo Historical	Montage Reclassification and Conforming Adjustments (Note 3)	Indigo Reclassification and Conforming Adjustments (Note 3)		Montage-Related Issuance of Debt and Equity and Related Use of Proceeds (Note 3)		Montage Acquisition Adjustment (Note 3)		Indigo Acquisition Adjustment (Note 3)		Pro Forma Combined
Gain (Loss) on Derivatives	224	(17)	—	—	2	(a)	—		—		—		209
Gain on Early Extinguishment of Debt	35	—	2	—	—		—		—		—		37
Income from Equity Method Investment	—	—	184	—	—		—		—		—		184
Other Income, Net	1	—	1	—	—		—		—		—		2
Income (Loss) Before Income Taxes	(2,705)	(175)	4	38	1		25		51		59		(2,702)
Provision (Benefit) for Income Taxes:
Current	(2)	—	—	—	—		—		—		—		(2)
Deferred	409	—	—	—	—		—		—		—		409
Total Provision (Benefit) for Income Taxes	407	—	—	—	—		—		—		—		407
Income (Loss) from Continuing Operations	$(3,112)	$(175)	$4	$38	$1		$25		$51		$59		$(3,109)

Loss Per Common Share:
Basic	$(5.42)												$(3.07)
Diluted	$(5.42)												$(3.07)

Weighted Average Common Shares Outstanding:
Basic	573,889,502						39,856,164	(k)	60,378,378	(j)	339,270,568	(h)	1,013,394,612
Diluted	573,889,502						39,856,164	(k)	60,378,378	(j)	339,270,568	(h)	1,013,394,612

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Southwestern and Indigo, from the historical financial activity of Montage through November 13, 2020, the date the Montage Merger was completed, and have been adjusted to reflect 1) the Equity Offering and Debt Offering and the use of the proceeds therefrom and 2) the proposed Indigo Merger, as described above. Certain of Montage’s and Indigo’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Indigo Merger as if it had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give effect to the Mergers and the Equity Offering and Debt Offering as if each transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Southwestern believes are reasonable, however, actual results may differ from those reflected in these statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements do not purport to represent what Southwestern’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of Southwestern’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Southwestern, Montage and Indigo, as applicable, for the periods presented.

The unaudited pro forma condensed combined financial information includes adjustments to conform Montage’s and Indigo’s accounting policies to Southwestern’s accounting policies, including adjusting Montage’s and Indigo’s oil and gas properties to the full cost method. Both Montage and Indigo follow the successful efforts method of accounting for oil and gas properties, while Southwestern follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. The pro forma condensed combined financial information has reclassified Montage’s and Indigo’s exploration expenses, which are capitalized under the full cost method of accounting for oil and gas properties.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The Indigo Merger will be accounted for using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of June 30, 2021 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Southwestern expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the proposed transaction.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:
•changes in the estimated fair value of Southwestern’s common stock consideration transferred to Indigo’s equity holders, based on Southwestern’s share price at the date of closing of the Indigo Merger;
•changes in the estimated fair value of Indigo’s assets acquired and liabilities assumed as of the date of the closing of the Indigo Merger, resulting from the finalization of Southwestern’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors;
•the implementation of ASC 842 Leases as it relates to Indigo’s lease obligations and right of use assets expected to be recorded as part of purchase accounting upon the closing of the Indigo Merger; and
•the resolution of certain matters that Southwestern is indemnified for under the Indigo Merger Agreement for which not enough information is available to assess the fair value of at this time.
The preliminary consideration to be transferred and the fair value of assets acquired and liabilities assumed is as follows:

Preliminary Purchase Price Allocation as of June 30, 2021 (in millions)
Consideration:
Fair value of Southwestern’s stock to be issued (1)	$1,757
Cash consideration to be paid	400
Total Consideration	$2,157
Fair Value of Assets Acquired:
Cash and cash equivalents	$41
Accounts receivable	139
Other current assets	2
Evaluated oil and gas properties	2,534
Unevaluated oil and gas properties	753
Other property, plant and equipment	4
Other long-term assets	3
Total assets acquired	$3,476
Fair Value of Liabilities Assumed:
Accounts payable	$201
Other current liabilities	106
Derivative liabilities	257
Senior notes	732
Asset retirement obligations	13
Other noncurrent liabilities	10
Total liabilities assumed	1,319
Net Assets Acquired and Liabilities Assumed	2,157
(1)Based on 339,270,568 shares of Southwestern common stock at $5.18 per share (closing price as of July 26, 2021).
Under the Indigo Merger Agreement, Indigo equity holders will receive 339,270,568 shares of Southwestern common stock or approximately $1,757 million in value (based on the Southwestern common stock closing price on the NYSE as of July 26, 2021 of $5.18) and $400 million in cash as merger consideration, in each case, subject to adjustment as provided in the Indigo Merger Agreement.

The Indigo Merger will be non-taxable to Southwestern, and, because Indigo is a partnership, the tax basis in Indigo’s assets and liabilities will be stepped up to fair market value upon closing of the Indigo Merger. The Company is in the process of assessing the impacts of the Indigo Merger on our existing tax attributes.

From June 1, 2021, the last trading date prior to the public announcement of the proposed Indigo Merger, to July 26, 2021, the preliminary value of Southwestern’s merger consideration to be transferred had decreased approximately $193 million, as a result of the decrease in the closing share price of Southwestern common stock on the NYSE from $5.75 to $5.18. The final value of the Indigo Merger consideration will be determined based on the market price of Southwestern common stock on the closing date of the Indigo Merger. A 20 percent increase or decrease in the closing price of a share of Southwestern common stock, as compared to the July 26, 2021 closing price of $5.18, would increase or decrease the purchase price by approximately $351 million, assuming all other factors are held constant.

Note 3. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)The following reclassifications and conforming adjustments were made as a result of the transactions to conform to Southwestern’s presentation and full-cost accounting methodology for oil and gas properties:
Pro Forma Condensed Combined Balance Sheet as of June 30, 2021:
Indigo Reclassification Adjustments
•Reflects reclassification of approximately $72 million from accrued capital expenditures to accounts payable;
•Reflects reclassification of approximately $3 million from accounts payable and $3 million from other current liabilities to taxes payable; and
•Reflects reclassification of approximately $13 million from asset retirement obligation to other long-term liabilities.
Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021:
Indigo Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $469 million from natural gas, oil and natural gas liquids (“NGL”) sales to the respective sales revenues by product ($458 million for gas sales, $3 million for oil sales and $8 million for NGL sales);
•Reflects reclassification of approximately $118 million from gathering and transportation expense to operating expenses;
•Reflects the elimination of $623 million of loss on sale of operating assets related to the sale of oil and gas properties which is not recorded on the income statement under the full cost method of accounting for oil and gas properties (used by Southwestern) as the sale would not significantly alter the relationship between capitalized costs and proved reserves in Southwestern’s full cost pool;
•Reflects reclassification of approximately $6 million from severance taxes to taxes, other than income;
•Reflects reclassification of a $305 million loss in other revenue to loss on derivatives;
•Reflects reclassification of $70 million in third party gas sales from other revenues to marketing revenues;
•Reflects reclassification of $70 million in third party gas purchases from operating expenses to marketing purchases; and
•Reflects the gross up of capitalized interest of $5 million, gross up of interest paid of $3 million, and gross up of $2 million in other interest charges related to the amortization of debt issuance costs to demonstrate the components that comprised net interest expense.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020:
Montage Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $365 million from natural gas, oil and NGL sales to the respective sales revenues by product ($250 million for gas sales, $60 million for oil sales and $55 million for NGL sales);
•Reflects reclassification of approximately $183 million from transportation, gathering and compression to operating expenses;
•Reflects the elimination of $38 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties (used by Southwestern);
•Reflects reclassification of approximately $12 million from severance taxes to taxes, other than income; and
•Reflects reclassification of $4 million of interest on debt to other interest charges related to the amortization of letter of credit costs and debt issuance costs incurred during the period.
Indigo Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $718 million from natural gas, oil and NGL sales to the respective sales revenues by product ($698 million for gas sales, $6 million for oil sales and $14 million for NGL sales);
•Reflects reclassification of approximately $211 million from gathering and transportation expense to operating expenses;
•Reflects the elimination of $1 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties (used by Southwestern);
•Reflects reclassification of approximately $15 million from severance taxes to taxes, other than income;
•Reflects reclassification of approximately $2 million from other revenue to gain on derivatives;
•Reflects reclassification of $43 million in third party gas sales from other revenues to marketing revenues;
•Reflects reclassification of $42 million in third party gas purchases from operating expenses to marketing purchases; and
•Reflects the gross up of capitalized interest of $20 million, gross up of interest paid of $16 million, and gross up of $4 million in other interest charges related to amortization of debt issuance costs to demonstrate the components that comprised net interest expense.
(b)During August 2020, in contemplation of the Montage Merger, Southwestern completed an offering of $350 million aggregate principal amount of 8.375% Senior Notes due 2028 resulting in net proceeds of $345 million after deducting the underwriting discount and offering expenses. This adjustment reflects the use of the net proceeds from the Debt Offering, available cash and cash equivalents and incremental borrowings under the Southwestern credit facility, to fund a redemption of Montage Notes, the Montage credit facility and all related accrued interest shortly after the consummation of the Montage Merger.
•    The adjustment reflects an approximately $25 million net decrease in interest on debt related to the retirement of the Montage Notes, the Montage credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to the Montage Notes and revolving line of credit. This decrease was partially offset by increases in interest on debt associated with the issuance of $350 million in Southwestern’s new 8.375% Senior Notes due 2028 related to the Debt Offering and borrowings under Southwestern’s credit facility used to pay off the Montage Notes, Montage credit facility and related accrued interest.
(c)The allocation of the estimated fair value of consideration transferred (based on the closing price of Southwestern common stock on the NYSE of $5.18 per share at July 26, 2021) to the estimated fair value of the Indigo assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:
•$1,306 million increase to Indigo’s net book basis of total property, plant and equipment to reflect fair value;
•$32 million increase in long-term debt to reflect the Indigo Notes at fair value; and
•$400 million increase in long-term debt to reflect the borrowing under Southwestern’s credit facility to fund the cash portion of the Indigo Merger consideration payment.

(d)Reflects the write-off of approximately $3 million in unamortized debt issuance costs related to Indigo’s revolving credit facility.
(e)Reflects a $13 million increase and a $16 million increase in capitalized interest related to the fair value of the unevaluated oil and gas properties acquired from Indigo for the six months ended June 30, 2021 and twelve months ended December 31, 2020, respectively, and a $2 million decrease in capitalized interest related to the fair value of the unevaluated oil and gas properties acquired from Montage for the 12 months ended December 31, 2020.
(f)Reflects the increase in long-term debt as a result of the write-off of approximately $11 million in unamortized debt discount and debt issuance costs related to the Indigo Notes.
(g)Reflects the elimination of Indigo’s historical members’ common equity balances in accordance with the acquisition method of accounting.
(h)Reflects the estimated increase in shares of Southwestern common stock resulting from the issuance of shares of Southwestern common stock to Indigo’s equity holders to effect the transaction as follows:

(in millions, except share, per share amounts)
Shares of Southwestern common stock to be issued to Indigo equity holders	339,270,568
NYSE closing price per share of Southwestern common stock on July 26, 2021	$5.18
Fair value of Southwestern common shares to be issued	$1,757
Increase in Southwestern common stock ($0.01 par value per share) as of June 30, 2021	3
Increase in Southwestern additional paid-in capital as of June 30, 2021	$1,754
(i)Reflects the pro forma depreciation, depletion and amortization (“DD&A”) expense calculated in accordance with the full cost method of accounting for oil and gas properties, which was based on the preliminary purchase price allocations for both Montage and Indigo, as applicable.
(j)Reflects the impact of the issuance of shares of Southwestern common stock to Montage shareholders and management team to effect the Montage Merger, which were already reflected in Southwestern’s historical condensed consolidated balance sheet as of June 30, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
(k)During August 2020, in contemplation of the Montage Merger, Southwestern completed the Equity Offering of 63.25 million shares resulting in net proceeds of $152 million, which were already reflected in Southwestern’s historical condensed consolidated balance sheet as of June 30, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
(l)Reflects an approximately $1 million and $3 million net decrease in interest on debt for the six months ended June 30, 2021 and year ended December 31, 2020, respectively, related to the pay-off and retirement of the Indigo credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to Indigo’s revolving line of credit. These decreases are partially offset by an increase in interest expense related to the $400 million borrowing under Southwestern’s credit facility to fund the cash portion of the merger consideration associated with the Indigo Merger.

(m)Reflect the use $35 million in existing cash to retire the Indigo credit facility balance that existed at June 30, 2021.
Note 4. Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the estimated pro forma combined net proved developed and undeveloped natural gas, oil and NGL reserves as of December 31, 2020, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Indigo Merger as if it had been completed on January 1, 2020.

	Natural Gas (Bcf)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	8,630	4,560	13,190
Revisions of previous estimates	(1,380)	(1,318)	(2,698)
Extensions, discoveries and other additions	714	780	1,494
Production	(694)	(367)	(1,061)
Acquisition of reserves in place	1,911	—	1,911
Disposition of reserves in place	—	(5)	(5)
December 31, 2020	9,181	3,650	12,831

Proved developed reserves as of:
December 31, 2019	4,906	1,269	6,175
December 31, 2020	6,342	1,191	7,533
Proved undeveloped reserves as of:
December 31, 2019	3,724	3,291	7,015
December 31, 2020	2,839	2,459	5,298
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 562 Bcf of natural gas reserves associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 562 Bcf of natural gas reserves sold, 179 Bcf were proved developed reserves and 383 Bcf were proved undeveloped reserves.

	Oil (MBbls)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	72,925	2,235	75,160
Revisions of previous estimates	(28,691)	(231)	(28,922)
Extensions, discoveries and other additions	135	22	157
Production	(5,141)	(168)	(5,309)
Acquisition of reserves in place	18,796	—	18,796
Disposition of reserves in place	—	—	—
December 31, 2020	58,024	1,858	59,882

Proved developed reserves as of:
December 31, 2019	26,124	1,175	27,299
December 31, 2020	33,563	797	34,360
Proved undeveloped reserves as of:
December 31, 2019	46,801	1,060	47,861
December 31, 2020	24,461	1,061	25,522
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 1,749 MBbls of oil reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 1,749 MBbls of oil reserves sold, 688 MBbls were proved developed reserves and 1,061 MBbls were proved undeveloped reserves.

	NGLs (MBbls)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	608,761	23,020	631,781
Revisions of previous estimates	(232,195)	(4,784)	(236,979)
Extensions, discoveries and other additions	4,371	249	4,620
Production	(25,927)	(1,063)	(26,990)
Acquisition of reserves in place	55,141	—	55,141
Disposition of reserves in place	—	(2)	(2)
December 31, 2020	410,151	17,420	427,571

Proved developed reserves as of:
December 31, 2019	226,271	7,660	233,931
December 31, 2020	276,548	5,521	282,069
Proved undeveloped reserves as of:
December 31, 2019	382,490	15,360	397,850
December 31, 2020	133,603	11,899	145,502
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 17,383 MBbls of NGL reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 17,383 MBbls of NGL reserves sold, 5,484 MBbls were proved developed reserves and 11,899 MBbls were proved undeveloped reserves.

	Total (Bcfe)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	12,721	4,711	17,432
Revisions of previous estimates	(2,946)	(1,348)	(4,294)
Extensions, discoveries and other additions	741	782	1,523
Production	(880)	(374)	(1,254)
Acquisition of reserves in place	2,354	—	2,354
Disposition of reserves in place	—	(5)	(5)
December 31, 2020	11,990	3,766	15,756

Proved developed reserves as of:
December 31, 2019	6,421	1,322	7,743
December 31, 2020	8,203	1,229	9,432
Proved undeveloped reserves as of:
December 31, 2019	6,300	3,389	9,689
December 31, 2020	3,787	2,537	6,324
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 677 Bcfe of proved reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 677 Bcfe of proved reserves sold, 216 Bcfe were proved developed reserves and 461 Bcfe were proved undeveloped reserves.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

(in millions)	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
Future cash inflows	$17,997	$7,178	$25,175
Future production costs	(11,969)	(3,756)	(15,725)
Future development costs (1)	(1,924)	(1,946)	(3,870)
Future income tax expense	—	—	—
Future net cash flows	4,104	1,476	5,580
10% annual discount for estimated timing of cash flows	(2,257)	(827)	(3,084)
Standardized measure of discounted future net cash flows	$1,847	$649	$2,496
(1) The Indigo Historical and Southwestern Pro Forma Combined Total standardized measure as of December 31, 2020 both include $45 million of standardized measure associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020 are as follows:

(in millions)	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
Standardized measure, beginning of year	$3,700	$2,044	$5,744
Sales and transfers of natural gas and oil produced, net of production costs	(478)	(391)	(869)
Net changes in prices and production costs	(2,720)	(1,386)	(4,106)
Extensions, discoveries, and other additions, net of future production and development costs	81	156	237
Acquisition of reserves in place	443	—	443
Sales of reserves in place	—	—	—
Revisions of previous quantity estimates	(987)	(1,156)	(2,143)
Net change in income taxes	35	—	35
Changes in estimated future development costs	1,241	918	2,159
Previously estimated development costs incurred during the year	624	271	895
Changes in production rates (timing) and other	(466)	—	(466)
Accretion of discount	374	193	567
Standardized measure, end of year	$1,847	$649	$2,496
(1) The Indigo Historical and Southwestern Pro Forma Combined Total standardized measure as of December 31, 2020 both include $45 million of standardized measure associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.